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Exhibit (a)(3) Form of Notice of Guaranteed Delivery

                         Notice of Guaranteed Delivery

                                      for

              Tender of 6% Convertible Subordinated Notes Due 2007
                            (CUSIP No. 922815 AA 3)

                                       of

                               Ventro Corporation
                   (Not to be used for signature guarantees)

  THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 23, 2001,
                         UNLESS THE OFFER IS EXTENDED.

     As set forth under the caption "The Tender Offer -- Guaranteed Delivery" in the Offer to Purchase by Ventro Corporation dated February 26, 2001 (as it may be supplemented or amended from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be supplemented or amended from time to time, the "Letter of Transmittal", and together with the Offer to Purchase, the "Offer") to purchase all of the outstanding Notes (as defined below), this form may be used to tender Notes pursuant to the Offer if certificates representing Notes are not immediately available or the certificates representing Notes and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date or if timely compliance with the procedures for delivery by book-entry transfer of Notes is not possible. Such properly completed and duly executed form must be delivered (via mail, hand delivery or facsimile) to and received by the Depositary on or prior to the Expiration Date at the address below and must include a guarantee by an Eligible Institution.

     The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase have the respective meanings set out in the Offer to Purchase.

                    The Depositary for the Tender Offer is:

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                      By Mail, Overnight Courier or Hand:
                    c/o State Street Bank and Trust Company
                             2 Avenue de Lafayette
                      Corporate Trust Window, 5(th) Floor
                             Boston, MA 02111-1724
                              Attn: Meaghan Haight
             By Facsimile for Eligible Institutions: (617) 662-1452
                    To Confirm by Telephone: (617) 662-1603

                 The Information Agent for the Tender Offer is:

                         MACKENZIE PARTNERS, INC. LOGO

                                156 Fifth Avenue
                               New York, NY 10010
                      Phone: (212) 929-5500 (call collect)

                        or call toll free (800) 322-2885

     DELIVERY OF THIS INSTRUMENT TO THE DEPOSITARY AT AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.
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Ladies and Gentlemen,

     The undersigned hereby tenders to Ventro Corporation (the "Company") upon the terms and subject to the conditions set forth in the Offer, receipt of which is hereby acknowledged, the principal amount of 6% convertible subordinated notes due 2007 (the "Notes") specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under the caption "The Tender
Offer -- Guaranteed Delivery."

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

     Signature(s):                                          Address(es) of
     Name(s) of Holder(s):                                  Holder(s):
                                                            Zip Code
                                                            Certificate Nos.
     Please Type or Print                                   (if available)
     Aggregate                                              Area Code and
     Principal Amount                                       Tel. No.(s):
     Tendered:
     Certificate No(s).
     (if available)
     Dated:
     Check box if Notes will be delivered by book-entry
     transfer: [ ]
     Transaction Code
     Number:
     Name of
     Tendering
     Institution:
     Account Number:

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, in the case of Letters of Transmittal being submitted to the Depositary, a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, guarantees to deliver to the Depositary either the certificates evidencing all tendered Notes, in proper form, or to deliver Notes pursuant to the procedures for book-entry transfer in the Depositary's account at The Depository Trust Company, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, to the principal office of the Depositary as set forth in the Letter of Transmittal, within three New York Stock Exchange trading days of the date of the execution of the Notice of Guaranteed Delivery.

Name of Firm:

Address:

                                                                        Zip Code

Area Code and Tel. No:

Authorized Signature:
                                             Please Print

Name:

Title:

Dated:  _________________________________  , 2001

    NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.